                                                                    EXHIBIT 23.1

              CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99648) pertaining to 1995 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan of Intevac, Inc. of our report dated January 20, 1997, with respect to the consolidated financial statements and schedule of Intevac, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                                           /s/ ERNST & YOUNG LLP
San Jose, California
February 5, 1997

                                       48